Exhibit 99.1

UNWIRED PLANET, INC. ANNOUNCES FIRST

FISCAL YEAR 2016 FINANCIAL RESULTS

LOS ALTOS, CA. – Nov. 9, 2015 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced financial results for the first quarter fiscal year 2016.

Revenue for the first quarter ended September 30, 2015 was $1.3 million, while loss from continuing operations totaled $10.2 million.

“We have been working tirelessly on a strategy to reinvigorate Unwired Planet with financial stability, while executing on our IP licensing business,” said Boris Teksler, president and chief executive officer. “With the addition of a new CFO and new board members, we are assembling a team with the financial acumen to develop and execute on the next chapter of Unwired Planet.”

“The company continued to manage expenses carefully over the quarter,” said Jim Wheat, chief financial officer. “We recognized $1.3 million in revenue from the Lenovo Licensing agreement, which is net of the $0.3 million fee share under the Ericsson MSA. Patent initiative expenses increased slightly as a result of increased activity in European litigation, and general and administrative expenses totaled $2.5 million.”

On a GAAP basis, net loss for the first quarter ended September 30, 2015 was $10.2 million, or $0.09 per share, compared with a net loss of $12.1 million, or $0.11 per share, in the first quarter of the preceding year.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its first quarter fiscal year 2016. Interested

Unwired Planet Announces Financial Results

parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 888-287-5563 or 719-325-2491 (international). A replay of the conference call will be available for one week (November 16), beginning at 5:00 p.m. PT on November 9 by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820, access code: 2823412.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplanet.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Los Altos, California. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and related recognition of revenue, litigation strategy and prospects and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and

Unwired Planet Announces Financial Results

uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

Unaudited

	September 30,	June 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$73,565	$73,755
Short-term investments	3,707	11,713
Restricted cash	30	27
Prepaid and other current assets	848	632

Total current assets	78,150	86,127
Property and equipment, net of accumulated depreciation	110	110
Initial direct license costs, net	1,511	1,595
Debt issue costs and other assets, net	1,070	1,052

Total assets	$80,841	$88,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,045	$678
Fee share obligation	500	500
Deferred revenue	5,005	5,005
Accrued liabilities	925	970
Accrued legal expense	3,647	3,152
Accrued compensation	378	433

Total current liabilities	12,500	10,738
Long-term note payable, related party	31,026	29,874
Deferred revenue, net of current portion	23,311	24,562
Other long-term liabilities	203	206

Total liabilities	67,040	65,380

Stockholders’ equity
Preferred stock, $0.001 par value;	-	-
Common stock, $0.001 par value;	112	112
Treasury stock, at cost;	(139)	(93)
Additional paid-in-capital	3,245,540	3,244,946
Other comprehensive income	200	234
Accumulated deficit	(3,231,912)	(3,221,695)

Total stockholders’ equity	13,801	23,504

Total liabilities and stockholders’ equity	$80,841	$88,884

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,

	2015	2014

Net revenue	1,251	1,251

Operating costs and expenses:
Patent licensing expenses	7,798	7,582
General and administrative	2,485	5,072
Restructuring and other related costs	-	2

Total operating costs and expenses	10,283	12,656

Operating loss from continuing operations	(9,032)	(11,405)

Interest income	5	24
Interest expense	(1,203)	(1,017)
Other income, net	40	292

Loss from continuing operations	(10,190)	(12,106)

Income tax	(27)	-

Income (loss) from continuing operations after income taxes	(10,217)	(12,106)

Discontinued operations:
Discontinued operations, net of tax	-	(12)

Income (loss) from discontinued operations	-	(12)

Net loss	$(10,217)	$(12,118)

Basic and diluted net loss per share from:
Continuing operations	$(0.09)	$(0.11)
Discontinued operations	-	-

Net loss	$(0.09)	$(0.11)

Weighted average shares outstanding basic and diluted	112,396	111,724

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

Unaudited

	Three Months Ended September 30,
	2015	2014

Net loss	$(10,217)	$(12,118)
Other comprehensive income
Change in unrealized gain on marketable securities	-	2
Foreign currency translation adjustment	(34)	-

Other comprehensive income (loss)	(34)	2

Comprehensive loss	$(10,251)	$(12,116)

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

Unaudited

	As Adjusted Three Months Ended September 30,	Three Months Ended September 30,

	2015	2014
Cash flows from operating activities:
Net loss	$(10,217)	$(12,118)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	28	26
Stock-based compensation	594	467
Non-cash restructuring charges	-	2
Amortization of premiums/discounts on investments, net	3	27
Gain on change in fair value of consultant incentive award obligation	-	(295)
Realized loss on sale of investments	(40)	-
In kind interest payments on note payable	1,038	914
Amortization debt discount and issuance costs	165	103
Changes in operating assets and liabilities:
Initial licensing costs	84	228
Prepaid assets, deposits, and other assets	(296)	(255)
Accounts payable	1,367	1,156
Fee share obligation	-	(20,032)
Accrued liabilities	393	970
Deferred revenues	(1,251)	(1,250)
Accrued restructuring costs	-	(126)
Restricted Cash	13	80

Net cash provided by (used in) operating activities	(8,119)	(30,103)

Cash flows from investing activities:
Purchases of property and equipment	(28)	-
Proceeds from sales and maturities of investments	8,003	10,000

Net cash provided by (used in) investing activities	7,975	10,000

Cash flows from financing activities:
Proceeds from exercise of stock options	-	79
Purchase of treasury stock	(46)	(76)

Net cash provided by (used in) financing activities	(46)	3

Net decrease in cash and cash equivalents	(190)	(20,100)
Cash and cash equivalents at beginning of period	73,755	93,877

Cash and cash equivalents at end of period	$73,565	$73,777

Non-cash investing and financing activities
Retirement of treasury stock	$-	$884
Obligation to financial consultant for issuance costs	-	-

Total financing agreements and issue costs	$-	$884

Unwired Planet Announces Financial Results

For More Information:

Lauren Sloane

The Blueshirt Group

Lauren@blueshirtgroup.com

Tel: 415-217-2632